UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)Title of each class of securities to which transaction applies:
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3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
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4)Date Filed:
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Titan International, Inc.
1525 Kautz Road, Suite 600, West Chicago, Illinois 60185
_____________________

Supplement to Proxy Statement for the
Annual Meeting of Stockholders to be held on June 9, 2022

Explanatory Note: This proxy statement supplement dated June 1, 2022 supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Titan International, Inc. that was filed with the Securities and Exchange Commission on April 19, 2022, in connection with the annual meeting of stockholders to be held on June 9, 2022 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

We have retained Saratoga Proxy Consulting, LLC (“Saratoga”) to assist with carrying the message to stockholders and the solicitation of proxies in connection with the Annual Meeting. We have agreed to pay Saratoga a fee of $6,500 for these services, plus reimbursement for out-of-pocket costs. We will bear the proxy solicitation costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2022:

This supplement, the Proxy Statement, our official notice of the Annual Meeting and the Company’s 2021 Annual Report to Stockholders, including its form 10-K for the year ended December 31, 2021, are available at the Company's website, www.ir.titan-intl.com/financials/sec-filings and www.ir.titan-intl.com/financials/annual-and-proxy-reports, and at www.proxyvote.com.